UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: August 4, 2005): August 4, 2005

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of Principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

At the present time, New York & Company, Inc. has no plans to acquire any of the assets of Retail Brand Alliance.

Forward-Looking Statements: This Current Report on Form 8-K contains certain forward-looking statements.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate new stores successfully; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends and launch new product lines successfully; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) the susceptibility of our business to extreme and/or unseasonable weather conditions; (vii) our ability to retain and recruit key personnel; (viii) our reliance on third parties to manage some aspects of our business; (ix) changes in the cost of raw materials and labor; (x) our reliance on foreign sources of production; (xi) the ability of our manufacturers to manufacture and deliver products in a timely manner while meeting our quality standards; (xii) our reliance on manufacturers to maintain ethical business practices; (xiii) our ability to protect our trademarks and other intellectual property rights; (xiv) our dependence on the success of our brand; (xv) competition in our market, including promotional and pricing competition; (xvi) our reliance on the effective use of customer information; (xvii) the effects of government regulation; (xviii) the control of our company by our sponsors and (xix) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K.  We undertake no obligation to revise the forward-looking statements included in this Current Report on Form 8-K to reflect any future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Ronald W. Ristau
Date: August 4, 2005	Name:	Ronald W. Ristau
	Title:	Chief Operating Officer and
Chief Financial Officer